UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2021

THE SHYFT GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-33582 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

41280 Bridge Street, Novi, Michigan (Address of Principal Executive Offices)	48375 (Zip Code)

517-543-6400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SHYF	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07         Submission of Matters to a Vote of Security Holders

On May 19, 2021, The Shyft Group, Inc. (the “Company”) held its 2021 annual meeting of shareholders (“Annual Meeting”), at which meeting 30,898,051 of the 35,246,421 shares outstanding and entitled to vote were represented in person or by proxy, which constituted a quorum to conduct business at the Annual Meeting.

The items voted upon at the Annual Meeting and the results of the vote on each proposal were as follows:

Proposal 1: Election to the Company’s Board of Directors for a three-year term:

Nominee	For	Withheld	Broker Non-Votes
Daryl M. Adams	26,435,301	673,419	3,789,331
Thomas R. Clevinger	26,059,543	1,049,177	3,789,331
Paul A. Mascarenas	25,290,588	1,818,132	3,789,331

Proposal 2: Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021:

For	Against	Abstentions
29,179,466	1,697,107	21,478

Proposal 3: Approval, on a non-binding basis, of the compensation paid to the Company's Named Executive Officers:

For	Against	Abstentions	Broker Non-Votes
24,656,795	1,665,160	786,765	3,789,331

Based on the votes set forth above, each of the proposals were approved by the shareholders of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHYFT GROUP, INC.

Dated: May 20, 2021	/s/ Joshua A. Sherbin
By: Joshua A. Sherbin
Its: Chief Legal Officer and Corporate Secretary

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